Exhibit 21

Subsidiary	Subsidiary Conducts or Organization	Name under which State of Incorporation Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2003:

Dining In, Inc.	Missouri	Dining In, Inc.
Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Fitness Centers, LLC	Indiana	Duke Fitness Centers, LLC
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
North Point Limited Partnership No. 1	Florida	North Point Limited Partnership No. 1
North Point Limited Partnership No. 3	Florida	North Point Limited Partnership No. 3
Sawgrass Limited Partnership No. 1	Florida	Sawgrass Limited Partnership No. 1
Sawgrass Limited Partnership No. 2	Florida	Sawgrass Limited Partnership No. 2
Weeks Construction Services, Inc.	Georgia	Weeks Construction Services, Inc.
Weeks Development Partnership	Georgia	Weeks Development Partnership
Weeks Realty Services, Inc.	Georgia	Weeks Realty Services, Inc.
Duke Kentucky, Inc.	Kentucky	Duke Kentucky, Inc.

The Registrant accounted for the following entities on the equity method at December 31, 2003:

B/D Limited Partnership	Indiana	B/D Limited Partnership
Campus Development, LLC	Ohio	Campus Development, LLC
Cincinnati Development Group LLC	Ohio	Cincinnati Development Group LLC
Dividend Discount Model.com LLC	Indiana	Dividend Discount Model.com LLC
Dugan Office, LLC	Indiana	Dugan Office, LLC
Dugan Realty, LLC	Indiana	Dugan Realty, LLC
Dugan SSP Realty, LLC	Indiana	Dugan SSP Realty, LLC
Dugan Texas, LLC	Texas	Dugan Texas, LLC
DWT Gateway I, LLC	N. Carolina	One Gateway Centre, LLC
DWT Gateway II, LLC	N. Carolina	Two Gateway Centre, LLC
Duke-Hawk, LLC	Indiana	Duke-Hawk, LLC
Hillside Partnership One LP	Georgia	Hillside Partnership One
Horizon Park Developers, Inc.	Georgia	Horizon Park Developers, Inc.
Lamida Partners LLC	Ohio	Lamida Partners Limited Partnership
Lirector, Inc.	Illinois	Lirector, Inc.
Park Fletcher Limited Partnership 2728	Indiana	Park Fletcher Limited Partnership 2728
Post Road Limited Partnership	Indiana	Post Road Limited Partnership
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
Dugan Millenia LLC	Florida	Dugan Millenia LLC

The Registrant accounted for the following entity on the cost method at December 31, 2003:

Park Creek Venture	Indiana	Park Creek Venture
Pinnacle Media, LLC	Indiana	Pinnacle Media, LLC